SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT UNDER SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): October 11, 2004

MC SHIPPING INC.
(Exact name of the registrant as specified in its charter)
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LIBERIA	1-10231	98-0101881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
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Richmond House, 12 Par-la-ville Road, Hamilton HM CX. Bermuda
(Address of principal executive offices)
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441-295-7933
(Registrant's telephone number, including area code)
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TABLE OF CONTENT

Item 1.01.
On October 11, 2004, MC Shipping entered into a $45,000,000 long-term debt agreement with Fortis Bank in order to refinance all of its outstanding debt. The facility bears interest at LIBOR plus 1.25% and is repayable over six years in equal quarterly installments. The borrowers are the existing vessel-owning subsidiaries of the Company (except for the sea river subsidiaries); they have granted ship mortgages over their vessels as security. The Company has issued a guarantee in relation to the facility. Drawdown of the facility is expected to take place at the end of October. The Company will use the proceeds of this facility as follows: $14,729,815 and $5,385,000 to repay the amounts outstanding respectively under the Fortis/BNP and Scotia loans, $21,891,250 to call the outstanding 11.25% Notes at a premium of 103.75% in accordance with the indenture and the balance for general corporate purposes.
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Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MC SHIPPING INC.

Date: October 14, 2004	By:	/s/ A.S. CRAWFORD

Antony S. Crawford Chief Executive Officer (Principal Executive Officer)